Exhibit 10.14

December 20, 2025

Lan Huang

Re: Salary adjustment

Dear Lan:

Hope this letter finds you well. Per our discussion, this letter is to inform you about your salary adjustment.

Following a careful assessment of our current financial situation and operations, we have approved your request for a salary reduction. Effective from January 1, 2026, your new salary rate will be $37,000 until further notice.

Thank you for your continued commitment to the company.

/s/ Matthew Kirkby

Matthew Kirkby, Board Member,

Chair, Compensation Committee

BeyondSpring Pharmaceuticals, Inc.

BeyondSpring Inc.

Acknowledgement:

/s/ Lan Huang	December 22, 2025
Lan Huang	Date

BeyondSpring Pharmaceuticals, Inc. | 100 Campus Dr, Suite 410, Florham Park, NJ 07932 Main Tel: (646) 305-6387

www.beyondspringpharma.com